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                                                                  Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-47107 of The Charles Schwab Corporation on Form S-3 of our reports dated February 23, 1998, appearing, and incorporated by reference, in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
San Francisco, California
June 19, 1998